UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

MRC Global inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Fulbright Tower, 1301 McKinney Street, Suite 2300

Houston, Texas 77010

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment of CEO Employment Agreement

After discussion at a meeting of the Board of Directors (the “Board”) of MRC Global Inc. (the “Company”) on May 27, 2020, Andrew Lane and the Board announced a plan for Mr. Lane to retire as President and Chief Executive Officer (“CEO”) of the Company effective December 31, 2021. Mr. Lane will also resign from the Board on that date.

In connection with the retirement plan, the Board has approved, and the Company has entered into a Third Amendment to Employment Agreement, dated May 27, 2020, with Mr. Lane (the “Third Amendment”).

The Third Amendment provides that Mr. Lane forego the 24 months of separation pay that would have been provided to him upon termination by the Company without Cause (as defined in the Third Amendment) under his employment agreement prior to the Third Amendment. The Third Amendment also provides for a reduction in the separation payment from three times base salary plus target annual bonus to one and one half times base salary plus target annual bonus that would have been provided to him upon termination by the Company without Cause or by Mr. Lane for Good Reason following a Change in Control (as defined in the Third Amendment) under his employment agreement prior to the Third Amendment.

In connection with and as required by the Third Amendment, to incentivize Mr. Lane to remain with the Company through his planned retirement date, provide for a smooth CEO transition and lead the Company through current market conditions, Mr. Lane has been granted a one-time grant of 600,000 restricted stock units vesting on December 31, 2021. In light of this grant, Mr. Lane will also forego his normal 2021 long-term annual equity incentive grant and any other long-term awards.

The Third Amendment provides that if the Company terminates Mr. Lane’s employment without Cause prior to December 31, 2021, the Company would pay Mr. Lane his salary from the date of termination until December 31, 2021 and the 600,000-share one-time grant would vest as scheduled on December 31, 2021.

The Third Amendment also updates Mr. Lane’s prior employment agreement to reflect that his base salary is $900,000 (set in 2018) and his target annual bonus is 100% of that amount (reduced in 2020). Mr. Lane, along with the other employees of the Company, is participating in a furlough whereby he will take one unpaid day off every two weeks. This has the impact of reducing his bi-weekly salary by 10% until the furlough has ended.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment to Employment Agreement, a copy of which is attached to, and is incorporated by reference into, this Current Report on Form 8-K.

Amendment to 2020 Short Term Incentive Plan

As previously disclosed in the “Compensation, Discussion and Analysis - 2019 Executive Compensation Program - 2019 Annual Cash Incentive Performance Metrics” section of the Company’s Proxy Statement for its 2020 Annual Meeting of Stockholders, the Company’s annual cash incentive (“Annual Bonus”) plan measures have been designed to be based on primary drivers for shareholder value. Since 2012, 70% or more of the Annual Bonus has been based on adjusted EBITDA. Secondary measures have included cash from operations, revenue, net income attributable to common stockholders and key performance indicator objectives such as safety measures. In 2020, the initial measures and targets for the CEO, chief financial officer and chief human resources officer/general counsel were 75% based on adjusted EBITDA and 25% based on annual diluted earnings per share. Other executives also had sales measures and targets.

In light of the current pandemic and energy downturn, the Board has modified the Company’s 2020 Annual Bonus plan for its executive officers, including the CEO. Given the historic market volatility in the Company’s markets, the Board desires to incentivize the executive officers to meet revised measures and targets that reflect the dramatically changed assumptions from when the 2020 Annual Bonus plan was first implemented at the beginning of the year. The Board believes these measures and targets are better aligned as drivers of shareholder value for 2020 given the drastic changes in the Company’s markets and business environment.

The revised plan measures would only result in a maximum 50% payout of each participating executive officer’s Annual Bonus target amount for 2020. For example, the CEO has an Annual Bonus opportunity target of 100% of his 2020 base salary. Pursuant to the revised plan, the CEO would only have an opportunity to earn a maximum of half of that target, or 50% of his base salary. Under the revised plan the CEO and each other executive officer’s Annual Bonus would be based 75% on the full year 2020 cash flow from operations and 25% on full year 2020 safety measures. Because, under the revised plan, each executive would only have the opportunity to earn up to 50% of a possible target Annual Bonus, the cash flow from operations and safety measures are effectively 37.5% and 12.5% of a full Annual Bonus. For the full year cash flow from operations measure, the threshold target (for a 50% payout) would be set at $100 million and the maximum target (for a 100% payout) would be set at $200 million. For the full year safety measure, half would be based upon achieving a total recordable incident rate of less than 1.27, and half would be based upon achieving a lost workday rate of less than 0.41. A payout for these safety measures and targets would reflect performance that was an improvement over 2019 performance.

Item 7.01	Regulation FD Disclosure.

On May 27, 2020, the Company issued a press release announcing Mr. Lane’s plans to retire as President and CEO of the Company effective December 31, 2021. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced under Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information set forth in this Current Report on Form 8-K (including Exhibit 99.1 referenced under Item 9.01 below) shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Third Amendment to Employment Agreement, dated May 27, 2020, between MRC Global Inc. and Andrew Lane*

99.1	Press release of MRC Global Inc. dated May 27, 2020**

104	Cover Page Interactive Data File – The cover page XBRL tags from this Current Report on Form 8-K are imbedded within the Inline XBRL document

*	Filed with this Current Report.
**	Furnished with this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2020

MRC GLOBAL Inc.

By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President – Corporate Affairs, Chief Human Resources Officer, General Counsel & Corporate Secretary